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                                                                    Exhibit 99.2


EXHIBIT 99.2 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS, ARTHUR ANDERSEN LLP, ON FINANCIAL STATEMENT SCHEDULE

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE


To the board of directors of Clarus Corporation and Subsidiaries


     We have audited in accordance with generally accepted auditing standards, the financial statements as of December 31, 1999 and for the years ended December 31, 1998 and 1999 of Clarus Corporation and subsidiaries included in this Form 10-K and have issued our report thereon dated January 28, 2000. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in Item 14(a) is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/  ARTHUR ANDERSEN LLP
Atlanta, Georgia
January 28, 2000

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